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                                                                  Exhibit 10.7.1

                                PROMISSORY NOTE
                            (Timothy C. O'Crowley)


$28,700.00                                                      Denver, Colorado
                                                              October ____, 1999

FOR VALUE RECEIVED, the undersigned ("Maker"), for itself, its successors and assigns, promises to pay to the order of INTEK INFORMATION, INC., a Delaware corporation ("Intek"), its successors and assigns, at 5619 DTC Parkway, 12th Floor Englewood, CO 80111, the full sum of Twenty-eight Thousand Seven Hundred and 00/100 ($28,700.00) plus interest as hereinafter provided.

The outstanding principal balance hereof shall bear interest prior to maturity at the simple interest rate equal to seven and three-fourths percent (7.75%).

The outstanding principal balance, together with any accrued and unpaid interest, shall be due and payable in full on September 1, 2001 (the "Maturity Date"); provided, however, that in the event that Maker is employed by Intek as of September 1, 2000 (approximately the first anniversary of the date of this Note), and has been continuously employed since the date of this Note, then the lesser of (i) one-half of the original principal balance of this Note, or (ii) the outstanding principal balance of this Note, shall be forgiven and shall not be due from Maker. In the event that Maker is employed by Intek as of the Maturity Date (approximately the second anniversary of the date of this Note), then the remaining outstanding principal balance of this Note, and any unpaid interest thereon, shall be forgiven and shall not be due from Maker. Notwithstanding any provision in this Note to the contrary, in the event that
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Maker is no longer an employee of Intek, all amounts outstanding under this Note
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shall become immediately due and payable in full and to the extent permitted by
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law, Intek may offset any payment Intek may owe Maker and apply such offset
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towards payment of this Note.  Notwithstanding any provision of this Note to the
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contrary, including the above provisions on forgiveness of any amount, Maker shall pay to Intek on November 1, 2000 a principal amount, and accrued interest thereon, equal to the excess of the original principal amount of this Note over the amount of federal, state and local income taxes paid or payable by Maker in respect of the distribution to Maker by Intek of stock of Spider Technologies, Inc. ("Spider Stock") in the "spin off" of Spider Stock to stockholders of Intek. The Spider Stock will be deemed taxed at 25% (20% federal, 6% Colorado state, with a corresponding reduction in federal taxes) for long term capital gains purposes and at the highest marginal federal, state and local income tax rate in fact paid by the Maker as to short term gain and ordinary income. Maker will certify such tax rates to Intek.

Interest which accrues hereunder shall be paid in full on the Maturity Date. If not paid when due, the interest shall be added to the principal balance and shall thereafter accrue interest at the rate provided herein. Payments hereunder shall be applied first to outstanding and unpaid interest, and then to principal.

If any payment on this Note is not paid when due, whether maturing by lapse of time or by reason of the failure of the Maker hereof to pay when due or because of a default in the
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                                                       Promissory Note -- Page 2

performance of any of the covenants contained in this Note, this Note shall thereafter bear simple interest at the rate of fifteen percent (15%) per annum until paid in full.

This Note, at the option of Maker, may be prepaid in whole or in part at any time without additional interest or penalty, with any such prepayment being applied first to outstanding and unpaid interest, and then applied to principal in the inverse order of maturity.

Maker and any guarantors or endorsers hereof severally waive presentment, demand, protest, notice of nonpayment and of protest and agreement to any extension of time for payment, the acceptance of any partial payments before, at or after maturity, and if this note, or any interest due thereunder, is not paid when due, or a suit is brought thereon, Maker agrees to pay all costs of collection, including, without limitation, reasonable attorneys' fees.

This note shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to its choice of law rules.

Maker acknowledges that in the event amounts due hereunder are forgiven, as set
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forth above, then such forgiven amounts will be taxable to Maker as ordinary
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income.
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                         MAKER:


                         /s/ TIMOTHY C. O'CROWLEY
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                         Timothy C. O'Crowley